December 20, 2013

Federal Home Loan Bank of Topeka
Executive Incentive Compensation Plan Targets
Goal Metrics, Metric Performance Ranges, Participant Eligibility and Metric Weights

This document specifies goal metrics, metric performance ranges/objectives, and metric weights for the participants (Participants) in the Executive Incentive Compensation Plan (Plan).

The Plan targets contained in this document specifically cover the 2014 Base Performance Period (January 1, 2014 through December 31, 2014) and the 2015 — 2017 Deferral Performance Period (January 1, 2015 through December 31, 2017).

A.	2014 Base Performance Period Metrics. The following goal metrics are assigned to the Participants under the Plan. All calculations including interest rates will be rounded to two decimal places.

1.	Adjusted Return Spread on Regulatory Total Capital

Definition: The spread between (a) adjusted net income divided by daily average regulatory total capital and (b) the average daily Overnight Federal funds effective rate (Fed Effective).

Measure:
Adjusted net income is defined as follows:

•	Net income calculated under generally accepted accounting principles (GAAP)

•	Plus recorded AHP assessments

•	Excluding the impact or adjustment required because of Accounting Standards Codification 815 (ASC 815)

•	Plus dividends on redeemable Class A and Class B Common Stock treated as interest expense under ASC 450

•	Minus prepayment fees

•	Minus/plus realized or unrealized gains/losses on securities (excludes any charges for other-than-temporary impairment of securities)

•	Minus/plus gains/losses on mortgage loans held for sale

•	Minus/plus gains/losses on early retirement of debt and related derivatives

•	Minus/plus any amortization/accretion of premium/discount on unswapped mortgage-backed securities in the FHLBank’s trading portfolio (not amortized/accreted under GAAP)

•	Less a calculated 10% AHP assessment

Performance Range:

Annual Performance Range
Threshold	4.73%
Target	6.02%
Optimum	7.30%

2.	Net Income after Capital Charge

Definition: The dollar amount of adjusted net income as defined in the above metric which exceeds the cost of the required return on capital.

Measure: Adjusted income as defined in the Net Income after Capital Charge Definition above, less required return on all capital. The required return on capital is the sum of the outstanding regulatory Class B Common Stock times the average of three-month LIBOR plus 1.00 percent for each day during the year plus the sum of all other capital (regulatory for Class A Common Stock and GAAP for retained earnings and other comprehensive income) times the average of three-month LIBOR for each day during the year.

Performance Range:

Annual Performance Range
Threshold	$80,208,963
Target	$105,208,963
Optimum	$130,208,963

3.	Retained Earnings

Definition: The dollar amount of GAAP Retained Earnings as of 12/31/2014.

Measure: Retained earnings as defined above as reported on the 12/31/2014 balance sheet.

Performance Ranges:

Annual Performance Range
Threshold	$617,202,106
Target	$646,572,966
Optimum	$675,943,826

4.	Core Mission Assets (CMA) Ratio

Definition: Core Mission Assets Ratio is defined as daily advances divided by daily consolidated obligations.

Measure: Average Daily Advances as reported to the Federal Housing Finance Agency (CRS reference SC11800) divided by the average daily consolidated obligations as reported to the Federal Housing Finance Agency (CRS reference SC15100) averaged over the Performance Period.

Performance Range:

Annual Performance Range
Threshold	57.40%
Target	59.40%
Optimum	61.40%

5.	Risk Management – Market, Credit and Liquidity Risks

Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are market, credit, and liquidity risks.

Performance Ranges

Score
Threshold	3.0
Target	4.0
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Liquidity Risk	30%
Market Risk	40%
Credit Risk	30%
Total	100%

6.	Risk Management – Compliance, Business and Operations Risks

Definition: Management of FHLBank risks as determined by the weighted average rating by the board of directors in an annual evaluation of the Risk Appetite metrics in this area using a 1 (lowest) to 5 (highest) point scale. General risk categories are compliance, business and operations risks.

Performance Ranges

Score
Threshold	3.0
Target	4.0
Optimum	5.0

Risk Management Metric Weights: The following metric weight for each goal metric is assigned to the Participants:

Risk Management Category	Weighting
Compliance Risk	30%
Business Risk	35%
Operations Risk	35%
Total	100%

B.	2015-2017 Deferral Performance Period Metrics.

These metrics apply to the 2015-2017 Deferral Performance Period.

In calculating Final Deferred Incentive Award amounts, performance shall be measured by evaluating the following:

	Minimum	Threshold	Target	Optimum
				2/12 or 1/12 vs
Total Return(1)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	FHLBanks

Deferred Incentive
Performance Measure Percentage	0%	75%	100%	125%
Weighting	0.50	0.50	0.50	0.50
Dollar Value (Deferred Incentive x Performance Measure Percentage x Weight)	$	$	$	$
Market Value of Equity (MVE) / Total Regulatory Capital				2/12 or 1/12
Stock (TRCS)(2)	>9/12 vs FHLBanks	9/12 vs FHLBanks	6/12 vs FHLBanks	vs FHLBanks

Deferred Incentive
Performance Measure Percentage	0%	75%	100%	125%
Weighting	0.50	0.50	0.50	0.50
Dollar Value (Deferred Incentive x Performance Measure Percentage x Weight)	$	$	$	$
Final Deferred Incentive Award (Dollar value for Total Return + Dollar Value for MVE/TRCS)

Footnotes:
1) Total Return. Total Return equals the Total Dividends, plus the Change in Retained Earnings, divided by the Average Capital. For FHLBank Topeka: Total Dividends is defined as the sum of the actual dividends paid on required Class A Common Stock and all Class B Common Stock during the three-year Performance Period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/2014 to 12/31/2017; and Average Capital is defined as the average daily ending balance of required Class A Common Stock and all Class B Common Stock for dates starting with 01/01/2015 and ending 12/31/2017. For the other FHLBanks, unless determined otherwise by the Compensation Committee: Total Dividends is defined as all dividends paid on all capital stock during the three-year period; Change in Retained Earnings is defined as the change in retained earnings from 12/31/2014 to 12/31/2017; and Average Capital is defined as the average daily ending balance of all capital stock outstanding for dates starting with 01/01/2015 and ending 12/31/2017. For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest total return being the best performance, and ranking 1st out of the 12 FHLBanks.

2) MVE/TRCS. Using amounts reported on the Trendbook Analysis from the FHFA Call Report System (CRS), MVE/TRCS is calculated by dividing base case MVE by TRCS (TRCS calculated as Total Regulatory Capital minus Retained Earnings) calculated at the end of the Deferral Performance Period. For performance comparison purposes, FHLBank Topeka will be ranked against the other FHLBanks, with the highest MVE/TRCS being the best performance, and ranking 1st out of the 12 FHLBanks.

C.	Total Base Opportunity Metric Weights.

Total Base Opportunity Matrix
(As a percent of base)

Participant	Total Base Opportunity
	Thresh	Target	Optimum
Level 1
CEO	40	80	120
Level 2
COO	32.5	65	97.5
Level 3
CRO	25	50	75
General Counsel	25	50	75
CAO	25	50	75

1 In the event FHLBank’s performance during the Base Performance Period results in the achievement of a Total Base Opportunity that exceeds 100% of a Participant’s base salary at the start of the Base Performance Period, the Total Base Opportunity shall be capped at 100% of the Participant’s base salary.

D. Base Opportunity Metric Weights. The following metric weight for each goal metric is assigned to the Participants:

Objective	CEO/COO	CRO	General Counsel / CAO
1. Adjusted Return Spread on Regulatory Total Capital	20%	10%	15%
2. Net Income after Capital Charge	20%	10%	15%
3. Retained Earnings	10%	20%	10%
4. Core Mission Assets (CMA) Ratio	10%	10%	10%
5. Risk Management- Market, Credit, Liquidity	20%	25%	25%
6. Risk Management- Compliance, Business, Operations	20%	25%	25%
Total	100%	100%	100%